Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     We hereby consent to the reference to Ralph E. Davis Associates, Inc. under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form S-1 (the “Registration Statement”) of WPX Energy, Inc., and to the reference to our audit of the proved reserves estimates of Apco Oil and Gas International Inc. for the year ended December 31, 2010, in the Registration Statement.

RALPH E. DAVIS ASSOCIATES, INC.

By:

Allen C. Barron, P.E.
President

Houston, Texas July 28, 2011

1717 St. James Place, Suite 460 Houston, Texas 77056 Office 713-622-8955 Fax 713-626-3664 www.ralphedavis.com
Worldwide Energy Consultants Since 1924